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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (file nos. 333-05379, 333-27841, 333-47793, and
333-62969) and in the Registration Statements on Form S-8 (file nos. 333-70539, 33-82976 and 33-95138) of our report, dated February 19, 1998, with respect to the 1996 and 1997 financial statements of Ancor Communications, Incorporated included in this Annual Report on Form 10-K.



                                              /s/ McGladrey & Pullen, LLP




Minneapolis, Minnesota
March 19, 1999